Exhibit 99.1

Press Release	Source: Matria Healthcare, Inc.
Matria Healthcare Announces Agreement to Acquire WinningHabits, Inc.
Monday September 19, 7:05 pm ET
Acquisition Creates the Only Fully Integrated Wellness and Health Enhancement Solution in the Market
MARIETTA, Ga., Sept. 19 /PRNewswire-FirstCall/ — Matria Healthcare, Inc. (Nasdaq: MATR — News) announced today the signing of a definitive agreement to acquire the business of WinningHabits, Inc., a market leader in corporate wellness programs.
Headquartered in Dallas, Texas, privately held WinningHabits was founded in 1999 by David Michel. WinningHabits has emerged as a leading provider of programs designed for corporations to assist and motivate their employees to adapt healthier lifestyles, gain greater awareness of their health status and reduce their risk of developing a chronic disease or high-cost medical condition. WinningHabits has over 100 corporate clients and has differentiated itself in the wellness niche of the healthcare market on its ability to design and implement wellness programs that produce measurable outcomes and quantifiable health improvements.
Parker H. Petit, Matria’s Chairman and Chief Executive Officer, stated, “We welcome the WinningHabits executive team and their highly experienced strategists, technologists and behavioral specialists into our organization. Combining the WinningHabits wellness programs and strategies with Miavita’s online Healthy Living Program and Matria’s health enhancement programs and services creates the industry’s only fully integrated health, productivity and disease management care continuum. At the front end of Matria’s continuum of care is the unparalleled wellness expertise that our WinningHabits colleagues will bring to our clients. These experts analyze an organization’s healthcare cost drivers, health risks, organizational culture and population demographics, as well as assess the factors contributing to the results of any past wellness efforts, and create a customized wellness program, lifestyle management program and chronic condition management program. The programs and services provided by WinningHabits are a perfect complement to the proprietary interactive tools and Healthy Living Programs provided to our clients through Miavita, our on-line health and wellness subsidiary acquired earlier this year. In addition to these synergies, numerous technology synergies are also created through the acquisition. The WinningHabits wellness assessment approach includes a sophisticated technology solution for its data integration, identification of the participant’s health risks and tracking and reporting of key metrics and outcomes, and a proprietary web-based portal customized for the clients’ employees.”
David Michel, President and Chief Executive Officer of WinningHabits, commented, “Our staff immerses themselves in a client’s core business and philosophy, its health and benefits strategy and its population demographics. Our in-depth process includes analysis of the client’s claims history, an audit of available communication vehicles, design of enterprise-wide initiatives, establishment of measurable goals, creation of incentive systems, delivery of internal promotion campaigns, tracking and reporting of relevant metrics to measure health improvement in the client’s employee population, and ongoing consultative support. Our programs empower the client’s employees to make more informed decisions about healthcare, nutrition and fitness through our comprehensive series of tools. We understand that people do not always change unhealthy behaviors or better manage a chronic condition just because information is available to them. Rather, it’s our ongoing process comprised of education, goal setting, encouragement, incentives and rewards that brings about this behavioral change. It’s the reason our programs work so successfully.”
Petit continued, “Adding WinningHabits further entrenches our “one-stop- shop” partnership with our employer and health plan clients for management of the full continuum of care.”
The acquisition of WinningHabits is expected to be completed on October 1, 2005. Matria expects to pay approximately $15 million in cash at the closing with potential additional amounts to be paid under an earnout arrangement. The transaction is anticipated to be very slightly dilutive to Matria’s earnings in the fourth quarter of 2005. Matria expects the combination to be accretive to Matria’s earnings in 2006, particularly due to the potential cross-selling opportunities resulting from the transaction.
CONFERENCE CALL
The Company will host a conference call to discuss the transaction on Tuesday, September 20, 2005 at 9:00 a.m. Eastern Standard time. A listen only simulcast followed by a 30-day replay of the conference call will be available online at http://www.matria.com and http://www.fulldisclosure.com on September 20, 2005 beginning at 11:00 a.m. Eastern Standard time.
ABOUT WINNINGHABITS
WinningHabits has pioneered a proven and results-oriented solution to meet the wellness needs of Corporate America. WinningHabits uniquely combines highly skilled strategists; world class wellness, lifestyle and chronic condition management programs; carefully designed incentive programs to maximize employee participation and outcomes; and a seamless, privately branded, and customized web-based communications hub to bring it all together. More information about WinningHabits can be found on line at http://www.WinningHabits.com.
ABOUT MATRIA HEALTHCARE
Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans and employers. Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found on line at http://www.matria.com.
SAFE HARBOR STATEMENT
This press release contains forward-looking statements. Such statements include but are not limited to the ability to integrate WinningHabit’s and Matria’s programs and technology and realize synergies through the combination, the impact of the WinningHabits programs on Matria’s one-stop- shop continuum of care, and the effect of the transaction on Matria’s fourth quarter 2005 and calendar year 2006 earnings. These statements are based on current information and belief, and are not guarantees of future performance. Matria and WinningHabits cannot and do not guarantee or predict the outcomes of any participant in the companies’ programs or services. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include difficulty integrating WinningHabits into Matria’s business, failure of the integration of WinningHabits into Matria to have a favorable impact on Matria’s one-stop- shop continuum of care, failure to realize synergies from the transaction, failure of cross-selling opportunities to result in additional earnings, failure of WinningHabits to achieve its forecasted financial performance, decreased employer and healthplan interest in or demand for Matria’s wellness and disease management programs, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business and the risk factors detailed from time to time in Matria’s periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2004. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.